CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated March 8, 1996 relating to the consolidated financial statements of Hard Suits Inc., which appears in such Prospectus.



/s/ Arthur Andersen & Co.
ARTHUR ANDERSEN & CO.


Vancouver, British Columbia, Canada
December 18, 1996